Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-38677) pertaining to the Interface, Inc. Nonqualified Savings Plan II,

(2)Registration Statement (Form S-8 No. 333-120813) pertaining to the Interface, Inc. Nonqualified Savings Plan II,

(3)Registration Statement (Form S-8 No. 333-248451) pertaining to the Interface, Inc. 2020 Omnibus Stock Incentive Plan (as Amended and Restated Effective May 13, 2024),

(4)Registration Statement (Form S-8 No. 333-270822) pertaining to the Interface, Inc. Nonqualified Savings Plan II, and

(5)Registration Statement (Form S-8 No. 333-279932) pertaining to the Interface, Inc. 2020 Omnibus Stock Incentive Plan (as Amended and Restated Effective May 13, 2024);
of our reports dated February 25, 2026, with respect to the consolidated financial statements of Interface, Inc. and the effectiveness of internal control over financial reporting of Interface, Inc. included in this Annual Report (Form 10-K) of Interface, Inc. for the year ended December 28, 2025.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 25, 2026